Exhibit 10.4

September 1, 2025

To:	Michael A. Tapp (“you” or “your”)
From:	Scott Pomeroy, CEO

XTI Aerospace, Inc. (the “Company”)

Re:	Side Letter

Michael,

This side letter shall constitute a Writing under the terms of your Officer Employment Agreement (your “OEA”) with the Company. Capitalized terms as used herein shall have the same meaning as ascribed to them in the OEA.

The Company’s failure to move its Headquarters to a Location within the Executive Office Area on or before March 31, 2026 or the movement of the Company's Headquarters at any time during the Term to any area outside of the Dallas-Fort Worth metroplex area (where “move” means the Company’s execution of a lease agreement and where “Headquarters” (for purposes of this Side Letter) means the primary work location of the CEO) shall constitute a material breach of a material term of your OEA.

The Company will pay for or reimburse Executive’s annual YPOi & chapter membership fees.

Sincerely,

XTI Aerospace, Inc.

By:	/s/ Scott Pomeroy
Scott Pomeroy, CEO

Acknowledged by:

/s/ Brooke Turk
Brooke Turk, CFO